S.  W.  HATFIELD,  CPA
certified  public  accountants

Member:     Texas  Society  of  Certified  Public  Accountants
            Press  Club  of  Dallas

                                                 March  12,  2003



U.  S.  Securities  and  Exchange  Commission
450  Fifth  Street,  NW
Washington,  DC  20549

Gentlemen:

On March 12, 2003, this Firm received a draft copy of a Form 8-K to be filed by RCM Interests, Inc. (Company) (SEC File #0-49647, CIK #1168251) reporting Item 4
-  Changes  in  Registrant's  Certifying  Public  Accountant.

We have no disagreements with the statements made in the Form 8-K, Item 4 disclosures.

Yours  truly,

/s/  S.  W.  Hatfield,  CPA

S.  W.  Hatfield,  CPA



         Use  our  past  to  assist  your  future  sm
(secure  mailing  address)            (overnight  delivery/shipping  address)
P.  O.  Box  820395     9002                 Green  Oaks  Circle,  2nd  Floor
Dallas,  Texas  75382-0395                         Dallas,  Texas  75243-7212
214-342-9635  (voice)                                     (fax)  214-342-9601
800-244-0639  SWHCPA@aol.com